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                                                                  Exhibit 10.3



                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "Agreement"), to be effective as of March 20, 1998, by and between Hadco Corporation ("Hadco") and Frederick G. McNamee, III, an individual ("Purchaser") .

     1. Terms of Purchase. Subject to the other terms and conditions of this Agreement, the Purchaser hereby agrees to purchase from Hadco, and Hadco hereby agrees to sell to the Purchaser, forty thousand (40,000) shares of the common stock of Hadco, $0.05 par value (the "Shares"), for the sum of One Million Four Hundred Eighty Thousand Dollars ($1,480,000.00), or $37.00 per share, based on the fair market value of the Shares (measured as the average between the high and low trading prices of Hadco's common stock on the last business day immediately preceding the effective date set forth above). Payment for the Shares shall be in lawful money of the United States of America in the form of cash, check or similar negotiable instrument. Upon such payment and satisfaction of all conditions set forth in this Agreement, Hadco's transfer agent, BankBoston/Boston EquiServe Services, shall on behalf of Hadco, mail or deliver to the Purchaser, as promptly as practicable, a stock certificate or certificates representing the Shares being purchased.

     2. Representations and Warranties of Purchaser. As an inducement to Hadco to sell the Shares to the Purchaser, the Purchaser represents and warrants to Hadco as follows, intending that such representations and warranties will survive the admission of the Purchaser as a stockholder of Hadco:

          (a) The Purchaser is over 21 years of age and is legally competent to execute this Agreement.

          (b) The Purchaser has carefully reviewed and understands the risks of an investment in Hadco, is able to bear the economic risks of an investment in Hadco, can withstand a complete loss of his investment in the Shares, can hold the Shares for an indefinite period of time and has the net worth to undertake these risks.

          (c) The Purchaser, either alone or together with the assistance of the Purchaser's own professional advisor or advisors, has the knowledge and experience in business and financial matters that make the Purchaser capable of reading and interpreting financial statements of and concerning Hadco and of evaluating the merits and risks of an investment in the Shares. The Purchaser is an "Accredited Investor" as such term is defined in Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

          (d) The Purchaser understands that an investment in the Shares is highly speculative, but believes that an investment in the Shares is suitable for the Purchaser based upon his investment objectives and financial needs, and the Purchaser has adequate


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     means for providing for his current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Shares.

          (e) The Purchaser is acquiring the Shares for purposes of long-term investment, for the personal account of the Purchaser, and with no present intention of reselling, distributing or otherwise transferring the Shares or any portion of the Shares, and the Purchaser has no contract, undertaking or arrangement with any person or entity to sell or transfer all or any portion of the Shares to that person or entity, or to have that person or entity sell for him all or any portion of the Shares, or to afford or allow any participation in the Shares by any other person or entity.

          (f) The Purchaser understands and acknowledges that the Shares will be lettered or restricted stock, that the Shares are being offered and sold under the exemption to registration provided in Section 3(b) of the Securities Act and Regulation D promulgated thereunder and/or Section 4(2) of the Securities Act, and that this transaction has not been reviewed or passed upon by any federal or state agency. The Purchaser further understands and acknowledges that each certificate of Shares issued in connection with this Agreement shall contain the following restrictive legends:

               1. "The Shares represented by this certificate are subject to restrictions on transfer contained in the terms and conditions of the Stock Purchase Agreement by and between Hadco Corporation and Frederick G. McNamee, III, dated March __, 1998."

               2. "The Shares represented by this certificate have not been registered under the Securities Act of 1933. These Shares have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement of such Shares under the Securities Act of 1933, or an opinion of counsel for Hadco Corporation that registration is not required under such Act."

          (g) The Purchaser realizes that (i) the purchase of the Shares is a long-term investment; (ii) the Purchaser must bear the economic risk of investment for an indefinite period of time because the Shares have not been registered and, therefore, cannot be sold unless they are subsequently registered or exemptions from registration are available; (iii) there presently is no public market for the Shares, and the Purchaser may not be able to liquidate his investment in the Shares in the event of an emergency or to pledge the Shares as collateral for loans; and (iv) the transferability of the Shares is restricted, and (A) requires the written consent of Hadco, (B) requires conformity with the restrictions contained in paragraph (f) above, (C) will be further restricted by legends placed on the certificate representing the Shares referring to the applicable restrictions on transferability, and (D) may be subject to a stop transfer order until such time as transfer


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     of the Shares may be effected without violation of all applicable state and federal securities laws.

          (h) The Purchaser has been furnished materials relating to Hadco (or these materials have been made available to the Purchaser), including the annual report of Hadco for its most recent fiscal year, the proxy statement used in connection with the annual meeting of Hadco following its most recent fiscal year, the reports filed with the Securities and Exchange Commission for the periods covering the most recent completed fiscal year of Hadco, all reports filed since the end of that year and any other materials that the Purchaser has requested.

          (i) The Purchaser has been given access to full and complete information regarding Hadco and has utilized that access to his satisfaction for the purpose of obtaining information concerning Hadco, an investment in the Shares and the terms and conditions of the offering of the Shares for the purpose of asking questions of, and receiving answers from, Hadco representatives concerning Hadco, an investment in the Shares and the terms and conditions of the offering, and for the purpose of obtaining any additional information (to the extent reasonably available) that is necessary to verify the information provided.

          (j) The Purchaser has obtained, in his judgment, sufficient information to understand the business in which Hadco is engaged and to evaluate the merits and risks of an investment in Hadco.

          (k) The Purchaser confirms that he has been advised that he should rely on his own professional accounting, tax, legal and financial advisors with respect to an investment in Hadco and a purchase of the Shares, and obtained, to the extent he deems necessary, the Purchaser's own personal professional advice with respect to both the risks inherent in an investment in the Shares and the suitability of an investment in the Shares in light of the Purchaser's financial condition and investment needs.

          (l) The Purchaser certifies, under the penalties of perjury, that he is NOT subject to the backup withholdings provisions of Section 3406 (a)
     (1) (c) of the Internal Revenue Code of 1986. The Purchaser understands that he would be subject to backup withholding if (i) he failed to furnish his Social Security number or taxpayer identification number in this Agreement; (ii) the Internal Revenue Service notified Hadco that the Purchaser furnished an incorrect Social Security number or taxpayer identification number; (iii) the Purchaser was notified that he is subject to backup withholding; or (iv) the Purchaser failed to certify that he is not subject to backup withholding or failed to certify his Social Security number or taxpayer identification number.


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          (m) The address set forth below is the Purchaser's true and correct residence, and he has no present intention of becoming a resident of any other state or jurisdiction.

          (n) All of the information that the Purchaser has furnished to Hadco, or that is set forth herein, or that is contained in any purchaser questionnaire that has been provided to Hadco in connection with this Agreement, is correct and complete as of the date hereof, and, if there should be any material change in the information prior to the admission of the Purchaser as a stockholder of Hadco, the Purchaser will immediately furnish the revised or corrected information to Hadco.

     3. Indemnification. The Purchaser acknowledges that he understands the meaning and legal consequences of the representations and warranties contained herein and agrees to indemnify Hadco and hold it harmless from and against any and all loss, damage, expense, or liability due to, or arising out of, any breach of any representation or warranty of the Purchaser contained herein.

     4. Assignment. The Purchaser acknowledges and agrees that he may not transfer or assign this Agreement, or any interest in this Agreement, and that any such purported assignment shall be null and void.

     5. Survival of Agreement. The Purchaser understands and agrees that this Agreement will survive the death or disability of the Purchaser, except as provided in the following paragraph.

     6. Termination of Agreement. If any one or more of the representations and warranties of the Purchaser contained herein are not true prior to the purchase of the Shares by the Purchaser, and written notice of that fact has been given to Hadco, then and in any of such events this Agreement shall be null and void and of no further force or effect, and neither party shall have any rights against the other party hereunder, this Agreement will be canceled, and the payment for the Shares will be returned to the Purchaser.

     7. Notice. All notices or other communications given or made hereunder shall be in writing and delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Purchaser at the address set forth below, and to Hadco at 12A Manor Parkway, Salem, NH 03079, with copies to James C. Hamilton, Clerk, Berlin, Hamilton & Dahmen, LLP, 73 Tremont Street, Boston, MA 02108.

     8. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and may be amended only by a writing executed by all of the parties hereto.


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     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

Dated this 20th day of March, 1998.
                                      /s/ Rick McNamee
                                     ------------------------------------
                                     Frederick G. McNamee, III

                                     SS#
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                                     Address:
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                                     HADCO CORPORATION

                                     By: /s/ Andrew E. Lietz
                                        ---------------------------------
                                        Andrew E. Lietz
                                        President, CEO